Exhibit 10.2

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of June 24, 2019, is entered into by and among Eldorado Resorts, Inc., a Nevada corporation (“Parent”), and the undersigned stockholders (the “Stockholders”) and beneficial owners (the “Beneficial Owners” and together with the Stockholders, the “Stockholder Parties”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with this Agreement, (i) Caesars Entertainment Corporation, a Delaware corporation (the “Company”), (ii) Parent and (iii) Colt Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Stockholders and the Beneficial Owners are the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner” or “beneficially own” is used) of shares of common stock, par value $0.01 per share, of the Company (the “Shares”) and the other securities of the Company listed on Exhibit A hereto;

WHEREAS, the Owned Shares (as defined on Exhibit A) and any additional Shares or other voting securities of the Company acquired by the Stockholder Parties after the date hereof and prior to the Termination Date (as defined herein) and pursuant to which the Stockholder Parties have the right to vote such Shares or other voting securities, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, including the Forwards and the Convertible Bonds (each as defined on Exhibit A), by the Stockholder Parties are referred to in this Agreement as, the “Covered Shares”;

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent and the Stockholder Parties are entering into this Agreement; and

WHEREAS, the Stockholder Parties acknowledge that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder Parties set forth in this Agreement, and would not enter into the Merger Agreement if the Stockholder Parties did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Stockholder Parties hereby agree as follows:

Section 1. Agreement to Vote. From and after the date hereof until the termination of this Agreement in accordance with Section 3, at any meeting of the Company’s stockholders (or any adjournment or postponement thereof), however called, or in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholders agree to take the following actions (or cause the applicable holder of record of its Covered Shares to take the following actions) and each Beneficial Owner agrees to cause any applicable holder of record of its or his Covered Shares to take the following actions: (a) appear and be present (in accordance with the Bylaws of the Company) at such meeting of the Company’s stockholders or otherwise cause its Covered Shares to be counted as present thereat for purposes of calculating a quorum; (b) to affirmatively vote and cause to be voted all of its Covered Shares in favor of (“for”), or, if action is to be taken by written consent in lieu of a meeting of the Company’s stockholders, deliver to the Company a duly executed affirmative written consent in favor of (“for”), the Merger and the adoption of the Merger Agreement (the “Supported Matters”); and (c) to vote or cause to be voted all of its Covered Shares against, and not provide any written consent with respect to (i) any Takeover Proposal and (ii) any action, proposal, transaction or agreement that is intended to or would (1) result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholder Parties under this Agreement, (2) impede, interfere with, delay, postpone, discourage or adversely affect the timely consummation of the Merger or any of the other transactions expressly contemplated by the Merger Agreement or this Agreement or (3) change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s charter or Bylaws). Notwithstanding the foregoing, the obligations in this Section 1 shall only apply with respect to (A) sub-sections (a) and (b) to the extent that the Supported Matters are submitted for a vote at any such meeting or are the subject of any such written consent and (B) sub-section (c) to the extent that any Takeover Proposal or any of the matters contemplated by Section 1(c)(ii) are submitted for a vote at any such meeting or are the subject of any such written consent. In addition, for clarity, with respect to the obligations to vote or deliver written consents under this Section 1, the term “Covered Shares” shall not include any Shares that may be issued pursuant to the conversion of the Convertible Bonds or Shares underlying the Forwards except to the extent such Convertible Bonds are converted and the Shares are issued, or such Forwards are settled through delivery of Shares, on or prior to the record date for the applicable meeting or written consent. No Stockholder Party shall take or commit or agree to take any action inconsistent with the foregoing.

Section 2. Inconsistent Agreements. Each Stockholder Party hereby represents, covenants and agrees that, except as contemplated by (x) this Agreement and (y) the Director Appointment and Nomination Agreement, dated as of March 1, 2019, among the Stockholder Parties and the Company, neither such Stockholder Party, nor any entity under the control of such Stockholder Party (a) has entered into, or shall enter into at any time prior to the Termination Date (as defined below), any voting agreement or voting trust with respect to its Covered Shares nor (b) has granted, or shall grant at any time prior to the Termination Date, a proxy or power of attorney with respect to its Covered Shares, in either case, which has not subsequently been revoked or which is inconsistent with the obligations of such Stockholder Party pursuant to this Agreement.

Section 3. Termination. This Agreement shall terminate upon the earliest of (a) the Company Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the entry into or effectiveness of any amendment, modification or waiver of any provision of the Merger Agreement (including the Schedules and Exhibits thereto) that (i) reduces the amount or changes the form of the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement) in a manner adverse to the Stockholders, (ii) extends the End Date, (iii) modifies any of Exhibits A-1, A-2, B-1 or B-2 in a manner adverse to the Stockholders, (iv) reduces the number of members of the Company Board of Directors that will be included on the Parent Board of Directors immediately following the Closing or (v) imposes any material restrictions or additional material conditions on the consummation of the Merger or the payment of the Merger Consideration or otherwise in a manner adverse to the Stockholders, in each case, which amendment, modification or waiver is submitted to and approved by the Company Board of Directors but is not approved by a majority of the directors serving on the Transaction Committee of the Company Board of Directors, or (d) written notice of termination of this Agreement by Parent to the Stockholder Parties (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 7, and 10 through 23 shall survive the termination of this Agreement; provided, further that no such termination will relieve any party hereto from any liability for any willful and material breach of this Agreement occurring prior to such termination.

Section 4. Representations and Warranties of the Stockholder Parties. Each Stockholder Party hereby represents and warrants to Parent as follows:

(a) The Stockholders are the record owners, and the Beneficial Owners are the beneficial owners of, the Owned Shares, the Forwards and the Convertible Bonds, and the Stockholders have good and valid title to the Owned Shares, the Forwards and the Convertible Bonds, free and clear of Liens other than as created by this Agreement or under prime broker agreements. The Stockholder Parties have the only voting power, power of disposition, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares, the Forwards and the Convertible Bonds, the Stockholder Parties do not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

(b) Each Stockholder Party that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Each Stockholder Party has all requisite power, authority and legal capacity to execute and deliver this Agreement and to perform its or his obligations hereunder. The execution, delivery and performance of this Agreement by each Stockholder Party that is an entity, the performance by such Stockholder Party of its obligations hereunder and the consummation by such Stockholder Party of the transactions contemplated hereby have been duly and validly authorized by such Stockholder Party and no other actions or proceedings on the part of such Stockholder Party are necessary to authorize the execution and delivery by such Stockholder Party of this Agreement, the performance by such Stockholder Party of its obligations hereunder or the consummation by such Stockholder Party of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Stockholder Party and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder Party, enforceable against it or him in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Except for the applicable requirements of the Exchange Act and any applicable requirements under applicable gaming laws, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of any Stockholder Party for the execution, delivery and performance of this Agreement by such Stockholder Party or the consummation by such Stockholder Party of the transactions contemplated hereby, other than as contemplated by the Merger Agreement, and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder Party, nor the consummation by such Stockholder Party of the transactions contemplated hereby, nor compliance by such Stockholder Party with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of such Stockholder Party (if such Stockholder Party is an entity), (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or asset of such Stockholder Party pursuant to, any Contract to which such Stockholder Party is a party or by which such Stockholder Party or any properties or assets of such Stockholder Party is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder Party or any of such Stockholder Party’s properties or assets, except, in the case of each of sub-clause (i) and (ii), as would not restrict, prohibit or impair the performance by such Stockholder Party of its obligations under this Agreement.

(d) As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending or, to the knowledge of any Stockholder Party, threatened against such Stockholder Party or any of its or his Affiliates that would impair the ability of such Stockholder Party to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement in a timely manner.

Section 5. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder Party as follows:

(a) Parent is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Parent has all requisite power, authority and legal capacity to execute and deliver this Agreement. The execution and delivery of this Agreement by Parent have been duly and validly authorized by Parent and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by each Stockholder Party, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b) Except for the applicable requirements of the Exchange Act and any applicable requirements under applicable gaming laws, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Parent for the execution and delivery of this Agreement by Parent, and (ii) the execution and delivery of this Agreement by Parent shall not (A) conflict with or violate, any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any properties or assets of Parent is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of Parent’s properties or assets, except, in the case of each of sub-clause (i) and (ii), as would not restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.

(c) Parent has taken and will take any and all action necessary (including, as applicable, the adoption of relevant resolutions by Parent’s board of directors and the amendment of Parent’s articles of incorporation and bylaws) to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provisions under Parent’s articles of incorporation or bylaws, or any applicable “fair price,” “moratorium,” “interested stockholder,” “control share acquisition,” “business combination” or other anti-takeover Law or similar Law enacted under state or federal Law (including Nevada Revised Statutes (“NRS”) 78.378 through 78.3793, inclusive, and NRS 78.411 through 78.444, inclusive), that is or could become applicable to any of Parent, the Stockholder Parties and their Affiliates, this Agreement and the transactions contemplated hereby, and the Merger Agreement and the transactions contemplated hereby.

(d) Except as disclosed on Schedule A hereto, Parent has not granted and will not grant any rights to Recreational Enterprises, Inc. or its Affiliates in their respective capacities as stockholders of Parent, except such rights that are common to all Parent’s stockholders.

(e) As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending or, to the knowledge of Parent, threatened against Parent or any of its Affiliates that would impair the ability of Parent to consummate the transactions contemplated by the Merger Agreement.

Section 6. Certain Covenants of the Parties.

(a) Each Stockholder Party hereby covenants and agrees as follows:

(i) Prior to the Termination Date, and except as contemplated hereby, such Stockholder Party shall not (A) tender any Covered Shares into any tender or exchange offer, (B) except for an Exempt Transfer, sell (constructively or otherwise), transfer, offer, exchange, pledge, hypothecate, grant, encumber, assign or otherwise dispose of or encumber (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of its Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of Law, or through the granting of any proxies or powers of attorney, in connection with a voting trust or voting agreement); (C) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material assets of the Company or any of its subsidiaries; (D) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission (the “SEC”)) to vote any voting securities of the Company to (I) not adopt or approve the Supported Matters or (II) approve any other matter that if approved would reasonably be expected to prevent, interfere with, discourage, impair or delay the consummation of the Supported Matters; (E) make any public announcement (other than public statements relating to the Merger) with respect to, or submit a proposal for, or offer for (with or without conditions), any transaction involving the Company or its subsidiaries or its and its subsidiaries’ securities or assets, except as required by Law; provided that nothing in this Agreement shall restrict any of the Stockholder Parties from acquiring additional securities of the Company; (F) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the actions expressly described in any of clauses (A)-(E) of this Section 6(a)(i); or (G) agree (whether or not in writing) to take any of the actions referred to in this Section 6(a)(i). Any action in violation of this provision shall be void.

For purposes of this Agreement, an “Exempt Transfer” means any Transfer of Covered Shares (a) in open market transactions, (b) in block trade transactions arranged through an investment bank, (c) as a bona fide gift or gifts, or for bona fide estate planning purposes, (d) by will or intestacy, (e) to any trust for the direct or indirect benefit of the Mr. Carl Icahn or the immediate family of Mr. Icahn (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), (f) to any immediate family member, (g) to a partnership, limited liability company or other entity of which Mr. Icahn and the immediate family of Mr. Icahn is the legal and beneficial owner of all of the outstanding equity securities or similar interests, (h) to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permissible under clauses (c) through (g) above, (i) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or (j) if the Stockholder Party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such Stockholder Party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Stockholder Party or affiliates of such Stockholder Party (including, for the avoidance of doubt, where such Stockholder Party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition without consideration by such Stockholder Party to its stockholders, partners, members or other equity holders; provided that (x) in the case of any Transfer or series of related Transfers pursuant to clauses (a) or (b), if the Stockholder Parties know that such Transfer or related Transfers involves the aggregate Transfer(s) of 5% or more of the then-outstanding Shares of the Company (based on the number of outstanding Shares of disclosed in the Company’s most recent quarterly or annual report on Form 10-Q or Form 10-K) to one or more related parties, then as a precondition to such Transfer(s), the transferee will agree in a writing reasonably satisfactory in form and substance to Parent, to be bound to vote such Shares in favor of the Supported Matters, and (y) in the case of a transfer or distribution pursuant to clauses (c), (d), (e), (f), (g), (h), (i) or (j), such transferee will execute a joinder to this Agreement in form and substance reasonably satisfactory to Parent.

(ii) From and after the date hereof until the Termination Date, each Stockholder Party agrees that it shall not, directly or indirectly, initiate, solicit, facilitate or knowingly encourage any Takeover Proposal or the making or submission thereof or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal. Each Stockholder Party agrees that it cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussion or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished on behalf of the Company and its Affiliates to return or destroy (and confirm destruction of) all such information, if any.

(iii) Prior to the Termination Date, in the event that any Stockholder Party acquires the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Owned Shares held by such Stockholder Party set forth on Exhibit A will be deemed amended accordingly.

Section 7. Stockholder Party Capacity. This Agreement is being entered into by each Stockholder Party solely in its or his capacity as a record and/or beneficial owner of the Covered Shares, and nothing in this Agreement shall restrict or limit the ability of such Stockholder Party or any affiliate of such Stockholder Party who is a director, officer or employee of the Company to take any action in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its stockholders.

Section 8. Appraisal Rights. Prior to the Termination Date, no Stockholder Party shall exercise any rights to demand appraisal of any Covered Shares or right to dissent that may arise with respect to the Merger, and each Stockholder Party hereby waives any such rights of appraisal or rights to dissent that such Stockholder Party may have under applicable Law.

Section 9. Disclosure. Prior to the Termination Date, none of the Stockholder Parties or Parent shall issue any press release or make any public statement with respect to this Agreement without the prior written consent of each other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or the rules or regulations of any applicable U.S. securities exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance or (b) with respect to any press release or other public statement by such Stockholder Party permitted by Section 6(a)(i)(E).

Section 10. Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Stockholder Parties contained herein shall not survive the Termination Date, other than those contained within the provisions that the parties have agreed will survive the termination of this Agreement pursuant to Section 3.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by email, upon the first Business Day after such email is sent if written confirmation of receipt by email is obtained, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a nationally recognized next-day courier if next Business Day delivery is requested, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by United States registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, to:

Eldorado Resorts, Inc.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

Attention:	Thomas R. Reeg
Edmund L. Quatmann, Jr.
E-mail:	treeg@eldoradoresorts.com
equatmann@eldoradoresorts.com

with a copy (which shall not constitute notice) to:

Milbank LLP

2029 Century Park East

Floor 33

Los Angeles, California 90067

Attention:	Deborah R. Conrad
E-mail:	dconrad@milbank.com

if to any Stockholder Party, to the address(es) set forth on the signature page to this Agreement, with a copy (which shall not constitute notice) to:

Icahn Associates LLC

767 Fifth Avenue, 47th Floor

New York, New York 10153

Fax: 917.591.3310

Attention:	Andrew Langham
E-mail:	alangham@sfire.com

Section 12. Interpretation. When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Schedule or Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 13. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 14. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the Company, which shall be and hereby is, an express third-party beneficiary of this Agreement.

Section 15. Governing Law. This Agreement and all claims and causes of action based upon, arising out of or in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 16. Submission to Jurisdiction. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have jurisdiction, any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in such courts, (ii) agrees that any claim in respect of any such Action may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court. Each of the parties agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 18. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, subject to the limitations contained in this Section 18, Parent shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware located in New Castle County, Delaware or any federal court located in Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at Law or in equity, without any requirement to post security as a prerequisite to obtaining equitable relief.

Section 19. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 20. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

Section 21. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by signatures delivered by facsimile or email, and a copy hereof that is executed and delivered by a party by facsimile or email (including in .pdf format) will be binding upon that party to the same extent as a copy hereof containing that party’s original signature.

Section 22. Facsimile or Electronic Signature. This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

Section 23. No Presumption Against Drafting Party. Parent and the Stockholder Parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ELDORADO RESORTS, INC.

By:	/s/ Thomas R. Reeg
Name:	Thomas R. Reeg
Title:	Chief Executive Officer

HIGH RIVER LIMITED PARTNERSHIP

By:	/s/ Irene S. March
Name:	Irene S. March
Title:	Vice President

HOPPER INVESTMENTS LLC

By:	/s/ Irene S. March
Name:	Irene S. March
Title:	Vice President

BARBERRY CORP.

By:	/s/ Irene S. March
Name:	Irene S. March
Title:	Vice President

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Irene S. March
Name:	Irene S. March
Title:	Vice President

ICAHN OFFSHORE LP

By:	/s/ Irene S. March
Name:	Irene S. March
Title:	Vice President

ICAHN PARTNERS LP

By:	/s/ Irene S. March
Name:	Irene S. March
Title:	Vice President

ICAHN ONSHORE LP

By:	/s/ Irene S. March
Name:	Irene S. March
Title:	Vice President

ICAHN CAPITAL LP

By:	/s/ Irene S. March
Name:	Irene S. March
Title:	Vice President

IGH GP LLC

By:	/s/ Irene S. March
Name:	Irene S. March
Title:	Vice President

ICAHN ENTERPRISES HOLDINGS L.P.

By:	/s/ SungHwan Cho
Name:	SungHwan Cho
Title:	CFO

ICAHN ENTERPRISES G.P. INC.

By:	/s/ SungHwan Cho
Name:	SungHwan Cho
Title:	CFO

BECKTON CORP.

By:	/s/ Irene S. March
Name:	Irene S. March
Title:	Vice President

CARL C. ICAHN

By:	/s/ Carl C. Icahn
Name:	Carl C. Icahn

EXHIBIT A

Record or Beneficial Owner	Shares of Common Stock (the “Owned Shares”)	Shares Underlying Forward Contracts (the “Forwards”)	Shares Underlying the Company’s 5.0% convertible senior notes due 2024 (the “Convertible Bonds”)
High River Limited Partnership	19,850,190	3,000,000	1,144,884
Hopper Investments LLC	19,850,190	3,000,000	1,144,884
Barberry Corp.	19,850,190	3,000,000	1,144,884
Icahn Partners Master Fund LP	32,917,592	4,974,780	1,863,166
Icahn Offshore LP	32,917,592	4,974,780	1,863,166
Icahn Partners LP	46,483,160	7,025,220	2,716,371
Icahn Onshore LP	46,483,160	7,025,220	2,716,371
Icahn Capital LP	79,400,752	12,000,000	4,579,537
IGH GP LLC	79,400,752	12,000,000	4,579,537
Icahn Enterprises Holdings LP	79,400,752	12,000,000	4,579,537
Icahn Enterprises G.P. Inc.	79,400,752	12,000,000	4,579,537
Beckton Corp.	79,400,752	12,000,000	4,579,537
Carl C. Icahn	99,250,942	15,000,000	5,724,421